EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

DIAMOND RESORTS INTERNATIONAL, INC.

(Amended and Restated as of [            ], 2013)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of Diamond Resorts International, Inc. (the “Corporation”) shall be fixed as provided in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”).

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or special meeting of stockholders of the Corporation. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of electronic or telephonic communication, upon such guidelines as the Board of Directors shall determine, provided that such guidelines are consistent with Section 211 of the General Corporation Law of the State of Delaware, as the same may be from time to time amended (the “DGCL”).

Section 2.2. Annual Meeting. Annual meetings of stockholders shall be held at such time and date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in the Certificate of Incorporation and conduct such other business as shall have been properly brought before the meeting.

Section 2.3. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only in the manner provided in the Certificate of Incorporation. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders, which only shall be the purposes for which the meeting has been called in accordance with the Certificate of Incorporation.

Section 2.4. Notice of Stockholder Meetings.

(a) Except as otherwise required by the DGCL, notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and if such notice is being delivered in connection with a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any such meeting shall be given in writing or by facsimile, electronic mail or other means of electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the stockholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice, or if notice is given by posting on an electronic network together with separate notice to the stockholder of such specific posting, notice is deemed to be given upon the later of (a) such posting and (b) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the stockholder.

(b) Notice given to stockholders by electronic mail, facsimile or other electronic transmission shall be effective, provided that notice is given by a form of electronic mail, facsimile or other electronic transmission consented to by the stockholder to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver two consecutive notices to such stockholder by electronic mail, facsimile or electronic transmission, and (ii) such inability becomes known to the Secretary, any Assistant Secretary of the Corporation or the transfer agent for the Corporation or such other person responsible for giving notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 2.5. Annual Meeting Agenda Items. At an annual meeting of the stockholders, only such business (other than nominations for directors, which shall be governed by Section 2.6) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s proxy materials, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice provided for herein, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth below in this Section 2.5 in the time herein provided. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders. For business (other than nominations for directors, which shall be governed by Section 2.6) to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) above, (a) such business must be a proper matter for stockholder action under Delaware law and (b) the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders (the “Anniversary”), except that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than sixty (60) days after, the Anniversary or if no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely must be so delivered not later than the later of (x) ten (10) days after the Corporation has “publicly disclosed” the date of the meeting in the manner provided below, and (y) ninety (90) days prior to the date of the annual meeting. The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of each Stockholder Associated Person (as defined below) of such stockholder, (C) any material interest of the stockholder or any Stockholder Associated Person of such stockholder in such business, (D)(1) the class and number of shares of the Corporation that are beneficially owned and held of record by the stockholder and each Stockholder Associated Person of such stockholder, (2) all options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instruments or rights are subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and by each Stockholder Associated Person of such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person of such stockholder has a right to vote any shares of capital stock or any other security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of this provision, a Person (as defined below) shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) of such stockholder or any Stockholder Associated Person of such stockholder, (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person of such stockholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by (I) a partnership in which such stockholder or any Stockholder Associated Person of such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (II) a limited liability company in which such stockholder or any Stockholder Associated Person of such stockholder is a manager or managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member or (III) a corporation in which such stockholder or any Stockholder Associated Person of such stockholder is a director or executive officer, and (7) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person of such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any interests referred to in this clause (D) held by members of such stockholder’s immediate family sharing the same household as such stockholder or any immediate family members of any Stockholder Associated Person of such stockholder sharing the same household as such Stockholder Associated Person, (E) a representation as to whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of the number of voting shares required to carry the proposal (the information required by this clause (E), together with the information required by clauses (B) through (D) hereof, the “Stockholder Proponent Information”), (F) a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such proposal before the meeting and (G) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the proposal to be brought before the meeting pursuant to Section 14A of the Exchange Act and the rules and regulations thereunder. A stockholder providing a stockholder’s notice pursuant to this Section 2.5 shall, not later than five (5) days after the record date for determination of stockholders entitled to vote at the meeting (or, if such record date for determination of stockholders entitled to vote is five (5) or fewer days prior to the meeting, not later than the earlier of two (2) days after such record date and the commencement of the meeting), supplement such notice to disclose the information required by clauses (B) through (G) above as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Corporation from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter that is not a proper matter for stockholder consideration shall be brought before the meeting. For purposes of these Bylaws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service,

Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission; a “Stockholder Associated Person” of any stockholder shall mean (1) any Person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and (3) any Person controlling, controlled by or under common control with a Person or beneficial owner described in (1) or (2); and a “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government, or any department or agency thereof, or any other legal entity.

Only such business (other than nominations for directors, which shall be governed by Section 2.6) shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. A stockholder who complies with the requirements of this Section 2.5 with respect to any business proposed to be brought before an annual meeting (other than nominations for directors, which shall be governed by Section 2.6) shall also comply with all applicable requirements of the Exchange Act. Nothing in this Section 2.5 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.5 shall obligate, or be deemed to obligate, the Corporation to include in its proxy statement any proposal of any stockholder of the Corporation.

Section 2.6. Director Nominations. Only persons nominated in accordance with the procedures set forth in this Section 2.6 shall be eligible to be elected by the stockholders of the Corporation to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice provided for herein, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures and other requirements set forth below in this Section 2.6 in the time herein provided.

In order to be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the Anniversary; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than sixty (60) days after, the Anniversary or if no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely must be so delivered not later than the later of (a) ten (10) days after the Corporation has “publicly disclosed” the date of the annual meeting in the manner provided in Section 2.5, and (b) ninety (90) days prior to the date of the annual meeting; and provided, further, however, that, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the Anniversary, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the tenth (10th) day following the day on which such public announcement is first made by the Corporation. Any stockholder’s notice pursuant to this Section 2.6 shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14A of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) any agreement, arrangement or understanding with, or whether such person has given, or currently intends to give, any commitment or assurance to, any Person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) (and, if so, a description of such Voting Commitment, including as to any manner in which such Voting Commitment could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under the DGCL), and (C) whether such person is or currently intends to become a party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director (and, if so, a description of such agreement, arrangement or understanding); (y) as to the stockholder giving notice and each person whom the stockholder proposes to nominate for election or re-election as a director, the Stockholder Proponent Information; and (z) as to the stockholder giving notice, (A) a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (B) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14A of the Exchange Act and the rules and regulations thereunder. At the request of the Board of Directors, any person nominated by any stockholder of the Corporation for election as a director shall furnish (1) a completed director and officer questionnaire with respect to the background and qualifications of such person, substantially in the form provided to and requested to be completed by the then current members of the Board of Directors, and (2) such nominee’s consent to the Corporation’s engaging in a background check of such nominee (including through a third party investigation firm), and information reasonably necessary to complete such a background check, in a manner consistent with background checks customarily engaged in by the Corporation for prospective new members of the Board of Directors. A stockholder providing a stockholder’s notice pursuant to this Section 2.6 shall, not later than five (5) days after the record date for determination of stockholders entitled to vote at the meeting (or, if such record date for determination of stockholders entitled to vote is five (5) or fewer days prior to the meeting, not later than the earlier of two (2) days after such record date and the commencement of the meeting), supplement such notice to disclose the information required by clauses (y) and (z) above as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Corporation from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

A stockholder who complies with the requirements of this Section 2.6 with respect to nominating a person for election to the Board of Directors shall also comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in this Section 2.6 shall obligate, or be deemed to obligate, the Corporation to include in its proxy statement the nomination of any person nominated as a director by any stockholder of the Corporation.

Section 2.7. Written Consent. Any corporate action required or permitted to be taken by the stockholders of the Corporation shall be effected only at a duly called annual or special meeting of stockholders of the Corporation and shall not be effected by consent in writing of the stockholders.

Section 2.8. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which, unless otherwise required by the DGCL, shall be (i) not more than sixty (60) nor less than ten (10) days before the date of a meeting, and (ii) not more than sixty (60) days prior to any other action. Such date shall also be the record date for determining the stockholders entitled to vote at such meeting; provided, however, that the Board of Directors may, as of the date it fixes the record date for determining the stockholders entitled to notice of the meeting, fix a record date for determining the stockholders entitled to vote at the meeting that is later than the record date for determining the stockholders entitled to notice of the meeting and is on or prior to the date of the meeting. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing at the adjourned meeting.

Section 2.9. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and, at least ten (10) days before every meeting of stockholders, make a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote at the meeting on such issue is fewer than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote at the meeting as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.10. Quorum and Adjournments. Unless otherwise provided by law or the Certificate of Incorporation, at any meeting of stockholders, a majority of the voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum for the transaction of such item of business. If such quorum is not present in person or represented by proxy at such meeting, the Chairman of the Board (or such other person presiding over the meeting pursuant to Section 2.13) or the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting to another date, time or place (if any). The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any) by which stockholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting; provided, further, however, that if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.8, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Section 2.11. Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, or by facsimile, electronic mail or any other means of electronic transmission permitted by the DGCL filed in accordance with the procedure established for the meeting, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or electronic transmission. All voting may (except where otherwise required by law) be by a voice vote; provided, however, that, upon demand therefor by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate appointed in advance of a meeting is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

Section 2.12. Vote Required. At any meeting of stockholders duly called and held at which a quorum is present, (i) except to the extent otherwise required by the Certificate of Incorporation, these Bylaws or the DGCL, in all matters other than the election of directors, the vote of the holders of a majority of the voting power of all then outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, and (ii) each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders and entitled to vote on the election of directors.

Section 2.13. Presiding Over Meetings. The Chairman of the Board shall preside at all meetings of the stockholders, provided that, in the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer (in that order) shall preside, and in their absence or inability to act, another person designated by the Board of Directors shall preside. The person presiding shall have the power to adjourn such meeting of stockholders to another date, time and place (if any).

The Secretary of the Corporation shall act as secretary of each meeting of the stockholders; provided, however, that in the event of the Secretary’s absence or inability to act, the Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall act as secretary of the meeting; and, provided further, that in the event of the absence or inability to act of the Secretary and the Assistant Secretaries, the chairman of the meeting shall appoint a person who need not be a stockholder of the Corporation to act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be under the direction of, and managed by, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by law, the Certificate of Incorporation or these Bylaws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The number of directors shall be determined in the manner provided in the Certificate of Incorporation.

Section 3.2. Number and Tenure of Directors. The number and tenure of directors of the Corporation shall be determined as set forth in the Certificate of Incorporation. Vacancies shall be filled as provided in the Certificate of Incorporation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.3. Removal. Any or all of the directors may be removed from office only on the terms set forth, and in the manner provided, in the Certificate of Incorporation.

Section 3.4. Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation.

Section 3.5. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held promptly following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and in such place, which may be within or without the State of

Delaware, as shall from time to time be determined by the Board of Directors; provided, however, that the Board of Directors may determine that the meeting shall not be held in any place, but by means of remote communication.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation on at least twenty-four (24) hours notice, either personally, or by mail, overnight courier, electronic mail, facsimile or other means of electronic transmission to each director stating the purpose or purposes for which such meeting is being called. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the President in like manner and on like notice at the written request of a majority of the members of the Board of Directors then in office, stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing or by electronic transmission signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of, or inability to act by, the Chairman of the Board, the Vice Chairman of the Board shall preside; in the absence of, or inability to act by, the Vice Chairman of the Board, the Chief Executive Officer, if then a member of the Board of Directors, shall preside; and in the absence of, or inability to act by, the Chief Executive Officer, another director designated by the Board of Directors shall preside.

Section 3.8. Informal Action. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or the DGCL, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by facsimile, electronic mail or other means of electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.

Section 3.9. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or the DGCL, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 3.10. Quorum; Voting. At all meetings of the Board of Directors, a majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation, these Bylaws or the DGCL. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time.

Section 3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file such director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12. Compensation of Directors. In the discretion of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof and may be awarded other compensation for their service as directors (or committee members). No payment permitted under this Section 3.12 shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13. The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen by the Board of Directors from among the members of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.14. The Vice Chairman of the Board. The Vice Chairman of the Board, if one is chosen, shall be chosen by the Board of Directors from among the members of the Board of Directors. In the absence of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Vice Chairman shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 4.1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the members of the Board of Directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by the DGCL or these Bylaws, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including all powers and authority provided to the Board of Directors under the DGCL, the Certificate of Incorporation and these Bylaws), and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no committee shall have the power or authority (a) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval (other than the election or removal of directors) or (b) to adopt, amend or repeal any Bylaw of the Corporation.

Section 4.2. Removal. Any member of any committee appointed by the Board of Directors, or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the members of the Board of Directors then in office.

Section 4.3. Resignations. Any member of any committee may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any member of any committee shall take effect upon receipt of such notice or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective

Section 4.4. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.

ARTICLE V

WAIVER OF NOTICE

Section 5.1. Waiver. Whenever any notice is required to be given under applicable law or the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver given by electronic transmission.

Section 5.2. Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

Section 6.1. Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. The Board of Directors may also elect or appoint officers of the Corporation at any other meeting of the Board of Directors.

Section 6.3. Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary or appropriate, which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 6.4. Compensation of Officers. The Board of Directors shall have the authority to establish compensation of officers for service to the Corporation. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6.5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the vote of a majority of the members of the Board of Directors then in office at any meeting of the Board of Directors. If a vacancy shall exist in any office of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in Section 6.1.

Section 6.7. The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and, if the Chief Executive Officer is a director, at all meetings of the Board of Directors, and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and other contracts and documents on behalf of the Corporation, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these

Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer’s decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject, in each case, only to the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.8. The President. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, the Board of Directors or these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.9. The Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Board of Directors or the Chief Executive Officer may direct any assistant financial officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each assistant financial officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 6.10. The Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (if there is more than one, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

Section 6.11. The Secretary. At the direction of the Board of Directors, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, or cause to be given notice of all meetings of the stockholders and meetings of the Board of Directors and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe. The Secretary shall have custody of the seal of the Corporation, and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 6.12. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.

Section 6.13. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

Section 6.14. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

Section 7.1. Form of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that shares of some or all of any or all classes or series of its stock shall be uncertificated. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by (a) the Chairman of the Board, the Vice Chairman of the Board or the President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of such class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

Section 7.2. Facsimile Signatures. Where a certificate is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Corporation shall require and/or give the Corporation a bond in such sum as it may direct as indemnity, or other form of indemnity, against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4. Transfers of Shares. All transfers of shares of the stock of the Corporation are subject to the terms, conditions and restrictions, if any, of the Certificate of Incorporation. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in Section 7.5, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all transfer taxes thereon. The person in whose names shares of stock are registered on the books of the Corporation shall be considered the owner thereof for all purposes as regards the Corporation, but whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known to the Secretary, shall be stated in the entry of transfer. The Board of Directors may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of shares of capital stock of the Corporation.

Section 7.5. Transfer Agents and Registrants The Board of Directors may appoint one or more transfer agents and one or more registrars for the stock of the Corporation.

Section 7.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE VIII

CONFLICT OF INTERESTS

Section 8.1. Contract or Relationship Not Void. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association or other organization in which one or more of its directors or officers are directors, officers, partners, members or managers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if:

(a)	the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors thereof, even though the disinterested directors be less than a quorum; or

(b)	the material facts as to the director’s or officer’s relationship or interest and to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, the committee or the stockholders, as applicable.

Section 8.2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction as provided in Section 8.1.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to law, out of funds legally available therefor. Dividends may be paid in cash, in property or in shares of capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first (31st) day of December of each year unless otherwise fixed by resolution of the Board of Directors.

Section 9.4. Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any proxy appointed in writing by the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares of capital stock of any other corporation represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation or by any other officer or officers thereunto authorized by the Board of Directors.

Section 9.5. Corporate Seal. The Corporation may have, but shall not be required to have, a corporate seal as shall be determined by the Secretary of the Corporation in the

Secretary’s discretion. If a corporate seal is obtained, the seal shall contain the name of the Corporation and the words “Corporate Seal, Delaware,” and the use thereof shall be determined from time to time by the officer or officers executing and delivering instruments on behalf of the Corporation, provided that the affixing of a corporate seal to an instrument shall not give the instrument additional force or effect or change the construction thereof. The seal, if any, may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new bylaws may be adopted, only in the manner provided in the Certificate of Incorporation.